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                       23 CONSENT OF DELOITTE & TOUCHE LLP


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form S-8 of our report dated March 12, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158 on December 31, 2006), relating to the consolidated financial statements of Beneficial Mutual Bancorp, Inc. and Subsidiaries, incorporated by reference in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
July 20, 2007